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                                                                   Exhibit 23

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-97544 and 333-33294) of Microfield Graphics, Inc. of our report dated March 26, 2001 relating to the financial statements which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Portland, Oregon
April 27, 2001